Exhibit 23.4

[Salles Sainz Grant Thornton Letterhead]

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3, and to the incorporation by reference therein of our report dated January 25, 2008, with respect to the financial statements of Pointer Recuperación de México, S.A de C.V, included in the Annual Report (Form 20-F) ofPointer Telocation Ltd., for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Salles, Sainz - Grant Thornton, S.C.
By: Rogelio Avalos, CPA
Mexico City, Mexico
May 26, 2010